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                                  This document consists of three pages (1 of 3)



   As filed with the Securities and Exchange Commission on January 16, 1997

                                                       REGISTRATION NO. 33-98766

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                           ------------------------


                        POST-EFFECTIVE AMENDMENT NO. 2

                                      TO

                                   FORM S-11


                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933


                           ------------------------


                          AMERICAN EQUITY TRUST INC.
                        A Real Estate Investment Trust
     (Exact name of registrant as specified in its governing instruments)

                             2221 Rosecrans Avenue
                                   Suite 110
                         El Segundo, California 90245
                   (Address of principal executive offices)

                               Arthur P. Herring
                             2221 Rosecrans Avenue
                                   Suite 110
                         El Segundo, California 90245
                    (Name and address of agent for service)
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     On October 31, 1995, American Equity Trust Inc., a Maryland corporation
(the "Registrant"), filed a Registration Statement on Form S-11 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to register a minimum of 2,142,858 Shares ("Shares") and a minimum of 152,000 shares of 8% Convertible Preferred Stock ("8% Preferred"). On June 11, 1996, the Registrant filed pre-effective Amendment No. 5 to the Registration Statement, and said Registration Statement was declared effective by the SEC on June 20, 1996.

     The Registrant terminated its offering of Shares and 8% Preferred on December 17, 1996, at which date no Shares or 8% Preferred had been sold. 5,000,000 Shares and 1,136,364 shares of 8% Preferred remained unsold at the termination date.

     Pursuant to an undertaking in the Registration Statement, the Registrant, by this Post-Effective Amendment No. 1, is removing from registration the 5,000,000 Shares and 1,136,364 shares of 8% Preferred which remained unsold at the termination of the offering.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, the State of California on this 16th day of January 1997.

                              AMERICAN EQUITY TRUST INC.



                              By  /s/ Arthur P. Herring
                                  ---------------------
                                  Arthur P. Herring, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                           Title                               Date
          ---------                                           -----                               ----
Principal Executive Officer/Principal             Chairman of the Board of Directors,
Financial Officer:                                Chief Executive Officer, and Chief
                                                  Financial Officer
 /s/ Arthur P. Herring                                                                      January 16, 1997
-----------------------------
     Arthur P. Herring

Principal Accounting Officer:                     President, Controller, Secretary and
                                                  Director
 /s/ Dois Brock                                                                             January 16, 1997
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     Dois Brock


      Charles B. Allen*                           Director                                  January 16, 1997
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      Charles B. Allen


         Mark Ross*                               Director                                  January 16, 1997
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         Mark Ross


   Gerald S. Weisstein*                           Director                                  January 16, 1997
-----------------------------
   Gerald S. Weisstein

*By: /s/ Arthur P. Herring
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     Arthur P. Herring, Attorney-in-Fact